SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Variable Insurance Products Fund V

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Subject: Important Update: Proposed Changes to Fidelity® VIP Target Date Funds

[Name],

On August 14, 2026, Fidelity filed final proxy materials related to proposed changes to the Fidelity® VIP Target Date Funds. If approved by shareholders, the proposed changes are expected to result in lower fund expense ratios, relative to total expenses as of December 31, 2025. There would also be updates to the VIP Target Date Funds’ glide paths and strategic asset allocations.

Below are key dates and important information regarding the proposed changes.

Key Dates:

•	August 17, 2026: Proxy Record Date/Mail Date
•	October 14, 2026: Shareholder Meeting
•	November 1, 2026: Subject to shareholder approval, effective date of the proposed changes and updated prospectus reprint on or about this date

Important Note: Fidelity has engaged Broadridge Financial Solutions to support the proxy voting process. Shareholders may receive communications by email, mail, or telephone regarding proxy voting. If you receive any inquiries, please reassure shareholders that this outreach is legitimate and related to the proxy voting process.

Please reference this Q&A for more information and contact me with any questions.

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For investment professional use only. Not authorized for distribution to the public as sales material in any form.

Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable.

In general the bond market is volatile, and fixed income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed income securities also carry inflation risk and credit and default risks for both issuers and counterparties. Unlike individual bonds, most bond funds do not have a maturity date, so avoiding losses caused by price volatility by holding them until maturity is not possible. Foreign securities are subject to currency-exchange-rate, economic, and political risks, all of which are magnified in emerging markets. Lower-quality debt securities involve greater risk of default or price changes due to potential changes in the credit quality of the issuer. Leverage can increase market exposure, magnify investment risks, and cause losses to be realized more quickly. Although a forward foreign currency exchange contract is used to reduce or hedge a fund’s exposure to changes in the value of the currency, suitable hedging transactions may not be available in all circumstances, may not be successful, and may eliminate any chance for the fund to benefit from favorable fluctuations in relevant foreign currencies.

The foregoing is not a solicitation of any proxy. For a free copy of the Proxy Statement containing important information about fees, expenses and risk considerations, please call 1-877-208-0098. The statement will also be available for free on the Securities and Exchange Commission’s website (www.sec.gov).

Past performance is no guarantee of future results.

VIP refers to Fidelity® Variable Insurance Products.

The fund bears all risks of investment strategies employed by the underlying funds, including the risk that the underlying funds will not meet their investment objectives. These portfolios are subject to the volatility of the financial markets in the U.S. and abroad, and may be subject to the additional risks associated with investing in high-yield, commodity-linked, small-cap, and foreign securities. ETFs may trade in the secondary market at prices below the value of their underlying portfolios and may not be liquid. ETFs that track an index are subject to tracking error and may be unable to sell poorly performing assets that are included in their index or other benchmark. The fund may use investment techniques involving derivatives. Investors should be aware that there is no assurance that a mutual fund’s use of a derivative strategy will succeed and derivatives may reduce its returns and/or increase volatility.

Before investing have your client consider the funds’, variable investment products’, exchange-traded products’, or 529 Plans’ investment objectives, risks, charges, and expenses. Contact Fidelity for a prospectus or a summary prospectus, if available, or offering statement containing this information. Have your client read it carefully.

If you would not like to receive this type of email, please go to: https://institutional.fidelity.com/optout.

Fidelity Investments® & Pyramid Design is a registered service mark of FMR, LLC.

FIDELITY DISTRIBUTORS COMPANY LLC, 900 SALEM STREET, SMITHFIELD, RI 02917

© 2026 FMR LLC. All rights reserved.

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INTERNAL / EXTERNAL Q&A

August 14, 2026

Q&A: FILING OF SHAREHOLDER PROXY MATERIALS

FOR PROPOSED CHANGE TO FIDELITY® VIP TARGET DATE FUNDS

Key Dates (subject to change):

•	Mail Date/Record Date: 08/17/2026
•	Shareholder Meeting Date: 10/14/2026
•	Effective Date of Changes (if approved): on or about 11/1/2026

Q1:	I understand that Fidelity is proposing changes to the VIP Freedom Funds, VIP Investor Freedom Funds and VIP Freedom Lifetime Income Funds (collectively, the “VIP Target Date Funds”). What can you tell me?
A:	Yes, that is correct. In May 2026, the Board of Trustees approved amended and restated management contracts between the VIP Target Date Funds and FMR, subject to shareholder approval. Fidelity has engaged Broadridge Financial Solutions to support the proxy voting process, and shareholders may receive communications from them.
Q2:	Will the pricing of the funds change if shareholders approve the proposal?
A:	Yes, the total expense ratios for the funds will be lower than the fees shown in the current prospectuses if the proposal passes. If approved, the pricing changes will be effective November 1, 2026. See illustrative example below.

VIP Freedom 2025 Fund Initial Class	Current Expenses (as of December 31, 2025)	Proposed Expenses
Management Fee	None	0.43%
Distribution and/or Service (12b-1) fees	None	None
Other expenses	0.00%	0.00%
Acquired fund fee and expenses	0.46%	0.00%
Total annual operating expenses	0.46%	0.43%

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INTERNAL / EXTERNAL Q&A

Q3:	If shareholders approve the proposal, when will the updated prospectuses be available?
A:	If shareholders approve the proposal at the October 14, 2026, shareholder meeting, updated prospectuses reflecting the approved changes are expected to be available on or about November 1, 2026.
Q4:	Will there be any changes to the VIP Target Date Funds’ glide paths or strategic asset allocations?
A:	Yes, if the proposal passes, the VIP Target Date Funds’ glide paths and strategic asset allocations would be changed to align with those of other target date products managed by FMR.
Q5:	Is Fidelity proposing any changes to the VIP Target Date Funds’ names or investment objectives?
A:	No changes to the fund names or investment objectives are being proposed at this time.

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The foregoing is not a solicitation of any proxy. For a free copy of the Proxy Statement containing important information about fees, expenses and risk considerations, please call 1-877-208-0098. The statement will also be available for free on the Securities and Exchange Commission’s website (www.sec.gov).

Before investing, consider the funds’ investment objectives, risks, charges and expenses. Contact your investment professional or visit fidelity.com or advisor.fidelity.com for a prospectus or, if available, a summary prospectus containing this information. Read it carefully.

Past performance is no guarantee of future results.

VIP refers to Variable Insurance Products.

The investment risk of each Fidelity VIP Investor Freedom Portfolio changes over time as the fund’s asset allocation changes. The portfolios are subject to the volatility of the financial markets, including that of equity and fixed income investments in the U.S. and abroad, and may be subject to risks associated with investing in high-yield, small-cap, commodity-linked, and foreign securities. Leverage can increase market exposure, magnify investment risks, and cause losses to be realized more quickly. No target date fund is considered a complete retirement program and there is no guarantee any single fund will provide sufficient retirement income at or through retirement.

Fidelity VIP Investor Freedom Portfolios are designed for investors who anticipate retiring in or within a few years indicated in each portfolio’s name. Except for Fidelity VIP Investor Freedom Income, each portfolio’s asset allocation strategy becomes increasingly conservative as it approaches the target date and beyond.

Ultimately, the portfolios are expected to merge with Fidelity VIP Investor Freedom Income. As with all funds available in Fidelity Personal Retirement Annuity, principal invested is not guaranteed at any time, including at or after the portfolio’s target date.

Unless otherwise expressly disclosed to you in writing, the information provided in this material is for educational purposes only. Any viewpoints expressed by Fidelity are not intended to be used as a primary basis for your investment decisions and are based on facts and circumstances at the point in time they are made and are not particular to you. Accordingly, nothing in this material constitutes impartial investment

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INTERNAL / EXTERNAL Q&A

advice or advice in a fiduciary capacity, as defined or under the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code of 1986, both as amended. Fidelity and its representatives may have a conflict of interest in the products or services mentioned in this material because they have a financial interest in the products or services and may receive compensation, directly or indirectly, in connection with the management, distribution, and/or servicing of these products or services, including Fidelity funds, certain third-party funds and products, and certain investment services. Before making any investment decisions, you should take into account all of the particular facts and circumstances of your or your client’s individual situation and reach out to an investment professional, if applicable.

Stock markets, especially foreign markets, are volatile and can decline significantly in response to adverse issuer, political, regulatory, market, or economic developments. Foreign securities are subject to interest rate, currency exchange rate, economic, and political risks. Investment in an unregistered subsidiary is not subject to the investor protections of the Investment Company Act of 1940 and is subject to the risks associated with investing in derivatives and commodity-linked investing. Commodity-linked investments can be more volatile and less liquid than the underlying instruments or measures and their value may be affected by the performance of the overall commodities baskets as well as weather, tax and other regulatory developments. Leverage can increase market exposure, magnify investment risks, and cause losses to be realized more quickly. Investments in commodity futures contracts are also subject to the risk of the failure of any of the exchanges on which the fund’s positions trade or of its clearinghouses or counterparties. In addition, certain commodity exchanges limit fluctuations in certain futures contract prices during a single day, which could prevent the fund from liquidating unfavorable positions and subject the fund to losses or prevent it from entering into desired trades during the particular trading day.

In general, the bond market is volatile, and fixed income securities carry interest rate risk. (As interest rates rise, bond prices usually fall, and vice versa. This effect is usually more pronounced for longer-term securities.) Fixed income securities also carry inflation risk, liquidity risk, call risk and credit and default risks for both issuers and counterparties. Unlike individual bonds, most bond funds do not have a maturity date, so avoiding losses caused by price volatility by holding them until maturity is not possible. Increases in real interest rates can cause the price of inflation-protected debt securities to decrease. Interest payments on inflation-protected debt securities can be unpredictable.

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© 2026 FMR LLC. All rights reserved.

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